MILLER ENERGY ANNOUNCES NEW CHIEF FINANCIAL OFFICER

HOUSTON, TX--(April 6, 2015) - Miller Energy Resources, Inc. (NYSE: MILL) ("Miller Energy" or "the Company") announced that its board has appointed Phillip G. Elliott as Chief Financial Officer.

“We are excited that Phil has joined Miller Energy as its new CFO,” stated Carl F. Giesler, the Company’s Chief Executive Officer. “He brings a strong and focused work ethic as well as a proven and deep track record of financial and corporate development success. During his almost two decades at EQT Corporation, Phil played a significant role in helping grow the company’s E&P business as well as in the formation of its affiliated midstream MLP (EQT Midstream Partners). Phil will help Miller Energy better align its capital structure as well as optimize the value of its substantial oil and gas and infrastructure assets.”
“Jeff McInturff has worked tirelessly and performed exceptionally as our Interim Chief Financial Officer,” added Mr. Giesler. “He will remain a key member of senior management and continue his responsibilities as Chief Accounting Officer.”

“Miller Energy represents a terrific opportunity,” said Mr. Elliott. “The Company’s substantial asset base and strong oil hedge profile as well as the favorable commodity pricing and cash drilling and completion incentives in the State of Alaska affords Miller Energy significant flexibility to improve its capital structure and to grow its enterprise and equity value. I look forward to working with the new management team as it continues to improve the Company’s cost and capital discipline and works to optimize the cash-on-cash returns from its resource base.”

Prior to joining Miller Energy, Mr. Elliott was Senior Vice President, Strategic Planning, Land & Commercial Analysis for EQT. During his more than 18 years with EQT, he also served as Treasurer as well as a number of other financial and corporate development positions. In those roles, Mr. Elliott was involved with more $5 billion in M&A transactions and more than $3 billion in capital markets and financing activity for EQT.

About Miller Energy Resources
Miller Energy Resources, Inc. is an oil and natural gas production company focused on Alaska. The Company has a substantial acreage, reserve, and resource position in the State, significant midstream and rig infrastructure to support production, and 100% working interest in and operatorship of most of its assets. Miller Energy has two over-arching objectives: first, to be a long-term participant in the State’s E&P industry and in responsibly developing Alaska’s oil and gas resources; second, as the only public pure-play Alaska E&P, to be a straightforward vehicle for investors to participate in that development. Miller Energy manages its operations from Anchorage with additional administrative offices in the lower 48. The Company's common stock is listed on the NYSE under the symbol MILL. More information on Miller Energy can be found at www.millerenergyresources.com.

Statements Regarding Forward-Looking Information
Certain statements contained herein are forward-looking statements including, but not limited to, statements that are predications of or indicate future events, trends, plans or objectives. Undue reliance should not be placed on such statements because, by their nature, they are subject to known and unknown risks and uncertainties. Forward-looking statements are not guarantees of future activities and are subject to many risks and uncertainties. Due to such risks and uncertainties, actual events may differ materially from those reflected or contemplated in such forward-looking statements. Forward-looking statements can be identified by the use of the future tense or other forward-looking words such as "believe," "expect," "anticipate," "intend," "plan," "should," "may," "will," "continue," "strategy," "position," "opportunity," statements regarding the "flexibility" of the Company or the negative of any of those terms or other variations of them or by comparable terminology. A discussion of these risk factors is included in the Company's periodic reports filed with the SEC.

Investor Relations Contact

Derek Gradwell
SVP Natural Resources
MZ Group North America
Phone: 512-270-6990
Email: dgradwell@mzgroup.us
Web: www.mzgroup.us